Exhibit 99.1 news release

Ovintiv Reports Fourth Quarter and Year-End 2025 Financial and Operating Results

Strategic Transformation Complete, Driving Increased Shareholder Returns

Highlights:

Full Year 2025

•
Generated cash from operating activities of $3.7 billion, Non-GAAP Cash Flow of $3.8 billion and Non-GAAP Free Cash Flow of $1.6 billion after capital expenditures of $2.1 billion
•
Produced average total volumes of 615 thousand barrels of oil equivalent per day (“MBOE/d”), including 209 thousand barrels per day (“Mbbls/d”) of oil and condensate, 95 Mbbls/d of other NGLs (C2 to C4) and 1,862 million cubic feet per day (“MMcf/d”) of natural gas
•
Returned more than $600 million to shareholders through the combination of base dividend payments and share buybacks
•
Announced the acquisition of NuVista Energy Ltd., adding approximately 100 MBOE/d of production, 930 net 10,000-foot equivalent well locations, and approximately 140,000 net acres of land for approximately $2.7 billion; the acquisition closed on February 3, 2026
•
Announced the planned sale of its Anadarko assets; subsequently announced in February 2026 that an agreement was reached to sell the assets for total cash proceeds of $3.0 billion

Fourth Quarter 2025

•
Generated fourth quarter cash from operating activities of $954 million, Non-GAAP Cash Flow of $973 million and Non-GAAP Free Cash Flow of $508 million after capital expenditures of $465 million
•
Delivered average quarterly production volumes of 623 MBOE/d, including 209 Mbbls/d of oil and condensate, 97 Mbbls/d of other NGLs and 1,905 MMcf/d of natural gas

2026 Outlook

•
Announced full year 2026 capital program of approximately $2.25 to $2.35 billion, which is expected to deliver total production volumes of 620 to 645 MBOE/d, including oil and condensate volumes of 205 to 212 Mbbls/d
•
Announced new shareholder return framework, which will increase 2026 shareholder returns to at least 75% of full year Non-GAAP Free Cash Flow through the combination of the base dividend and share buybacks; share buybacks are expected to commence immediately

DENVER, February 23, 2026 – Ovintiv Inc. (NYSE, TSX: OVV) (“Ovintiv” or the “Company”) today announced its fourth quarter and year-end 2025 financial and operating results. The Company plans to hold a conference call and webcast at 8:00 a.m. MT (10:00 a.m. ET) on February 24, 2026. Please see dial-in details within this release, as well as additional details on the Company's website at www.ovintiv.com under Presentations and Events – Ovintiv.

“We have transformed our company into an industry leader by executing at a high level, boosting our profitability, and completely transforming both our portfolio and balance sheet while deepening our inventory in the two most valuable basins by over 3,200 drilling locations at an unmatched cost per location,” said Ovintiv President and CEO, Brendan McCracken. “Now we are introducing a new shareholder return framework that will deliver increased returns to our shareholders. These actions set the stage for continued value creation.”

Full Year 2025 Financial and Operating Results

•
The Company recorded full year net earnings of $1.2 billion, or $4.78 per share diluted, including non-cash ceiling test impairments of $703 million, after tax, or $2.71 per share diluted.
•
Full year net gains on risk management in revenues totaled $172 million, before tax.

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•
Full year capital investment of $2,147 million was in line with the full year 2025 guidance range of approximately $2,125 million to $2,175 million.
•
Full year upstream operating expense was $3.80 per barrel of oil equivalent ("BOE"). Upstream transportation and processing costs were $7.51 per BOE. Production, mineral and other taxes were $1.27 per BOE, or 4.0% of upstream product revenue. These costs were at the low end of guidance on a combined basis.
•
Including the impact of hedges, full year average realized price for oil and condensate was $64.48 per barrel (99% of WTI), $18.94 per barrel for other NGLs, and $2.54 per Mcf (74% of NYMEX) for natural gas, resulting in a total average realized price of $32.59 per BOE.

Fourth Quarter 2025 Financial and Operating Results

•
Fourth quarter net earnings totaled $946 million, or $3.70 per share diluted, including non-cash ceiling test impairments of $38 million, after tax, or $0.15 per share diluted.
•
Fourth quarter net gains on risk management in revenues totaled $75 million, before tax.
•
Fourth quarter capital investment of $465 million was in line with the guidance range of approximately $440 million to $490 million.
•
Fourth quarter upstream operating expense was $3.80 per BOE. Upstream transportation and processing costs were $7.47 per BOE. Production, mineral and other taxes were $0.94 per BOE, or 3.2% of upstream product revenue. These costs were at the low end of guidance on a combined basis.
•
Including the impact of hedges, fourth quarter average realized price for oil and condensate was $59.55 per barrel (101% of WTI), $17.44 per barrel for other NGLs, and $2.65 per Mcf (75% of NYMEX) for natural gas, resulting in a total average realized price of $30.74 per BOE.

2026 Guidance

The Company issued the following 2026 guidance:

2026 Guidance (1)	1Q 2026 (2)	Post-Anadarko Sale Close Quarterly Run-Rate	Full Year 2026
Total Production (MBOE/d)	660 – 680	610 – 635	620 – 645
Oil & Condensate (Mbbls/d)	220 – 225	202 – 208	205 – 212
NGLs (C2 to C4) (Mbbls/d)	96 – 100	75 – 80	80 – 85
Natural Gas (MMcf/d)	2,075 – 2,125	2,000 – 2,100	2,000 – 2,100
Capital Investment ($ Millions)	$600 – $650	$540 – $590	$2,250 – $2,350
1.
Assumes the Anadarko disposition closes April 1, 2026.
2.
Includes volumes associated with the NuVista transaction following closing of the acquisition on February 3, 2026.

New Shareholder Return Framework

Full year 2025 shareholder returns totaled approximately $612 million, consisting of share buybacks of approximately $304 million, or approximately 7.8 million shares of common stock, and base dividend payments of approximately $308 million.

Ovintiv’s planned 2026 shareholder returns will increase to at least 75% of full year Non-GAAP Free Cash Flow. Longer term, the Company has revised its shareholder return framework, such that 50% to 100% of annual Non-GAAP Free Cash Flow is returned to shareholders via the combination of base dividend payments and share buybacks. To enable execution of the new framework, the Ovintiv Board of Directors has authorized a share buyback program totaling $3.0 billion. Ovintiv expects to commence share buybacks immediately.

Continued Balance Sheet Focus

Ovintiv had approximately $4.5 billion in total liquidity as at December 31, 2025, which included available credit facilities of $3.5 billion, an available Term Credit Agreement of $1.2 billion, available uncommitted demand lines of $125 million, and cash and cash equivalents of $35 million, net of outstanding commercial paper of $351 million.

Non-GAAP Debt to EBITDA was 1.6 times and Non-GAAP Debt to Adjusted EBITDA was 1.2 times as of December 31, 2025.

Following the close of the Anadarko disposition, Ovintiv expects its Net Det to total approximately $3.6 billion.

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The Company remains committed to maintaining a strong balance sheet and is currently rated investment grade by four credit rating agencies.

Dividend Declared

On February 23, 2026, Ovintiv’s Board declared a quarterly dividend of $0.30 per share of common stock payable on March 31, 2026, to shareholders of record as of March 13, 2026.

Asset Highlights

Permian

Permian production averaged 219 MBOE/d (79% liquids) in the fourth quarter and 215 MBOE/d for the year. TheCompany had 30 net wells turned in line (“TIL”) in the quarter and 136 TILs for the year. In 2026, Ovintiv plans to invest approximately $1.325 billion to $1.375 billion in the play to run approximately 5 rigs and bring on 125 to 135 net wells. 2026 oil and condensate production is expected to average 117 to 123 Mbbls/d and natural gas production is expected to average 270 to 295 MMcf/d.

Montney

Montney production averaged 305 MBOE/d (25% liquids) in the fourth quarter and 299 MBOE/d for the year. The Company had 20 net wells TIL in the quarter and 96 TILs for the year. In 2026, Ovintiv plans to invest approximately $875 million to $925 million to run approximately 6 rigs and bring on 130 to 140 net wells. 2026 oil and condensate production is expected to average 80 to 84 Mbbls/d and natural gas production is expected to average 1.7 to 1.8 Bcf/d.

Year-End 2025 Reserves

SEC proved reserves at year-end 2025 were 2.3 billion BOE, of which approximately 50% were liquids and 64% were proved developed. Total proved reserves replacement excluding the impact of acquisitions and divestitures was 150% of 2025 production. Ovintiv's reserve life index at year end was greater than 10 years.

For additional information, please refer to the Fourth Quarter and Year-end 2025 Results Presentation available on Ovintiv's website, www.ovintiv.com under Presentations and Events – Ovintiv. Supplemental Information, and Non-GAAP Definitions and Reconciliations, are available on Ovintiv's website under Financial Documents Library.

Conference Call Information

A conference call and webcast to discuss the Company’s fourth quarter and year-end 2025 results will be held at 8:00 a.m. MT (10:00 a.m. ET) on February 24, 2026.

To join the conference call without operator assistance, you may register and enter your phone number at https://emportal.ink/4bsVAgj to receive an instant automated call back. You can also dial direct to be entered to the call by an Operator. Please dial 888-510-2154 (toll-free in North America) or 437-900-0527 (international) approximately 15 minutes prior to the call.

The live audio webcast of the conference call, including slides and financial statements, will be available on Ovintiv's website, www.ovintiv.com under Investors/Presentations and Events. The webcast will be archived for approximately 90 days.

Refer to Note 1 Non-GAAP measures and the tables in this release for reconciliation to comparable GAAP financial measures.

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Capital Investment and Production

(for the period ended December 31)	4Q 2025	4Q 2024	2025	2024
Capital Expenditures (1)($ millions)	465	552	2,147	2,303
Oil (Mbbls/d)	140.9	167.1	142.7	168.3
NGLs – Plant Condensate (Mbbls/d)	67.8	42.6	66.7	42.9
Oil & Plant Condensate (Mbbls/d)	208.7	209.7	209.4	211.2
NGLs – Other (Mbbls/d)	97.2	90.1	94.8	90.8
Total Liquids (Mbbls/d)	305.9	299.8	304.2	302.0
Natural Gas (MMcf/d)	1,905	1,680	1,862	1,698
Total Production (MBOE/d)	623.4	579.9	614.5	585.0

(1) Including capitalized directly attributable internal costs.

Financial Summary

(for the period ended December 31) ($ millions)	4Q 2025	4Q 2024	2025	2024
Cash From (Used In) Operating Activities	954	1,020	3,652	3,721
Deduct (Add Back):
Net change in other assets and liabilities	(11)	(39)	(40)	(74)
Net change in non-cash working capital	(8)	55	(93)	(247)
Non-GAAP Cash Flow (1)	973	1,004	3,785	4,042

Non-GAAP Cash Flow (1)	973	1,004	3,785	4,042
Less: Capital Expenditures (2)	465	552	2,147	2,303
Non-GAAP Free Cash Flow (1)	508	452	1,638	1,739

Net Earnings (Loss) Before Income Tax	372	(101)	770	1,351
Before-tax (Addition) Deduction:
Unrealized gain (loss) on risk management	18	(75)	6	(136)
Impairments	(49)	(450)	(920)	(450)
Non-operating foreign exchange gain (loss)	(1)	(14)	85	6
Adjusted Earnings (Loss) Before Income Tax	404	438	1,599	1,931
Income tax expense (recovery)	49	87	342	371
Non-GAAP Adjusted Earnings (1)	355	351	1,257	1,560

(1) Non-GAAP Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Adjusted Earnings are non-GAAP measures as defined in Note 1.

(2) Including capitalized directly attributable internal costs.

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Realized Pricing Summary (Including the impact of realized gains (losses) on risk management)

(for the period ended December 31)	4Q 2025	4Q 2024	2025	2024
Liquids ($/bbl)
WTI	59.14	70.27	64.81	75.72
Realized Liquids Prices
Oil	61.89	67.93	66.42	73.35
NGLs – Plant Condensate	54.69	65.81	60.32	68.24
Oil & Plant Condensate	59.55	67.50	64.48	72.31
NGLs – Other	17.44	20.88	18.94	19.70
Total NGLs	32.76	35.34	36.03	35.28

Natural Gas
NYMEX ($/MMBtu)	3.55	2.79	3.43	2.27
Realized Natural Gas Price ($/Mcf)	2.65	2.42	2.54	2.17

Cost Summary

(for the period ended December 31) ($/BOE)	2025	2024
Production, mineral and other taxes	1.27	1.56
Upstream transportation and processing	7.51	7.25
Upstream operating	3.80	4.24
Administrative, excluding long-term incentive, restructuring, transaction and legal costs	1.26	1.32

Debt to EBITDA (1)

($ millions, except as indicated)	December 31, 2025	December 31, 2024
Long-Term Debt, including Current Portion	5,202	5,453

Net Earnings (Loss)	1,242	1,125
Add back (Deduct):
Depreciation, depletion and amortization	2,179	2,290
Interest	376	412
Income tax expense (recovery)	(472)	226
EBITDA	3,325	4,053
Debt to EBITDA (times)	1.6	1.3

Debt to Adjusted EBITDA (1)

($ millions, except as indicated)	December 31, 2025	December 31, 2024
Long-Term Debt, including Current Portion	5,202	5,453

Net Earnings (Loss)	1,242	1,125
Add back (Deduct):
Depreciation, depletion and amortization	2,179	2,290
Impairments Accretion of asset retirement obligation	920 28	450 19
Interest	376	412
Unrealized (gains) losses on risk management	(6)	136
Foreign exchange (gain) loss, net	31	(19)
Other (gains) losses, net	(46)	(165)
Income tax expense (recovery)	(472)	226
Adjusted EBITDA	4,252	4,474
Debt to Adjusted EBITDA (times)	1.2	1.2
(1)
Debt to EBITDA and Debt to Adjusted EBITDA are non-GAAP measures as defined in Note 1.

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Hedge Details(1) as of February 20, 2026

Oil and Condensate Hedges ($/bbl)	1Q 2026	2Q 2026	3Q 2026	4Q 2026	1Q 2027	2Q 2027	3Q 2027	4Q 2027
WTI Fixed Price Swaps	3 Mbbls/d $63.90	4 Mbbls/d $64.48	4 Mbbls/d $64.36	4 Mbbls/d $64.42	0 -	0 -	0 -	0 -
WTI 3-Way Options Call Strike Put Strike Sold Put Strike	46 Mbbls/d $72.28 $62.04 $51.74	51 Mbbls/d $70.70 $61.28 $51.11	51 Mbbls/d $70.95 $59.31 $50.13	41 Mbbls/d $70.28 $57.29 $50.16	20 Mbbls/d $70.44 $58.67 $50.00	0 - - -	0 - - -	0 - - -
WTI Costless Collar Ceiling Price Floor Price	0.7 Mbbls/d $70.68 $58.71	1 Mbbls/d $70.68 $58.71	1 Mbbls/d $70.68 $58.71	1 Mbbls/d $70.68 $58.71	0 - -	0 - -	0 - -	0 - -

Natural Gas Hedges ($/Mcf)	1Q 2026	2Q 2026	3Q 2026	4Q 2026	1Q 2027	2Q 2027	3Q 2027	4Q 2027
NYMEX Fixed Price Swaps	13 MMcf/d $4.07	20 MMcf/d $4.07	20 MMcf/d $4.07	20 MMcf/d $4.07	0 -	0 -	0 -	0 -
NYMEX 3-Way Options Call Strike Put Strike Sold Put Strike	500 MMcf/d $7.95 $3.33 $2.70	450 MMcf/d $5.92 $3.33 $2.58	450 MMcf/d $5.92 $3.33 $2.58	450 MMcf/d $5.92 $3.33 $2.58	300 MMcf/d $5.04 $3.50 $2.50	200 MMcf/d $4.49 $3.50 $2.50	200 MMcf/d $4.49 $3.50 $2.50	200 MMcf/d $4.49 $3.50 $2.50
NYMEX Collars Call Strike Put Strike	62 MMcf/d $5.27 $3.75	95 MMcf/d $5.27 $3.75	95 MMcf/d $5.27 $3.75	95 MMcf/d $5.27 $3.75	15 MMcf/d $4.72 $3.50	15 MMcf/d $4.72 $3.50	15 MMcf/d $4.72 $3.50	15 MMcf/d $4.72 $3.50
AECO Nominal Basis Swaps	238 MMcf/d ($1.28)	338 MMcf/d ($1.25)	338 MMcf/d ($1.25)	338 MMcf/d ($1.25)	260 MMcf/d ($1.17)	260 MMcf/d ($1.17)	260 MMcf/d ($1.17)	260 MMcf/d ($1.17)
AECO Fixed Price Swaps	100 MMcf/d $2.33	133 MMcf/d $2.32	152 MMcf/d $2.29	118 MMcf/d $2.31	0 -	19 MMcf/d $2.02	19 MMcf/d $2.03	6 MMcf/d $2.01
AECO Collars Call Strike Put Strike	0 - -	10 MMcf/d $2.24 $1.76	10 MMcf/d $2.24 $1.76	3 MMcf/d $2.24 $1.76	0 - -	0 - -	13 MMcf/d $2.46 $1.83	20 MMcf/d $2.46 $1.83
NuVista Cash Flow Deduct ($MM)(2)	$27	$30	$34	$24	$16	$8	$12	$10
1)
Ovintiv also manages other key market basis differential risks for gas, oil and condensate.
2)
NuVista’s financial hedge position at close of the acquisition was valued at ~$199 MM. Those gains are booked as assets and realized into cash over time as they are settled but are not included in Non-GAAP Cash Flow.

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Important information

Ovintiv reports in U.S. dollars unless otherwise noted. Production, sales and reserves estimates are reported on an after-royalties basis, unless otherwise noted. Unless otherwise specified or the context otherwise requires, references to “Ovintiv,” “we,” “its,” “our” or to “the Company” includes reference to subsidiaries of and partnership interests held by Ovintiv Inc. and its subsidiaries.

Please visit Ovintiv’s website and Investor Relations page at www.ovintiv.com and investor.ovintiv.com, where Ovintiv often discloses important information about the Company, its business, and its results of operations.

NI 51-101 Exemption

The Canadian securities regulatory authorities have issued a decision document (the “Decision”) granting Ovintiv exemptive relief from the requirements contained in Canada’s National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities (“NI 51-101”). As a result of the Decision, and provided that certain conditions set out in the Decision are met on an on-going basis, Ovintiv will not be required to comply with the Canadian requirements of NI 51-101 and the Canadian Oil and Gas Evaluation Handbook. The Decision permits Ovintiv to provide disclosure in respect of its oil and gas activities in the form permitted by, and in accordance with, the legal requirements imposed by the U.S. Securities and Exchange Commission (“SEC”), the Securities Act of 1933, the Securities and Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the rules of the NYSE. The Decision also provides that Ovintiv is required to file all such oil and gas disclosures with the Canadian securities regulatory authorities on www.sedarplus.ca as soon as practicable after such disclosure is filed with the SEC.

NOTE 1: Non-GAAP Measures

Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These measures are commonly used in the oil and gas industry and/or by Ovintiv to provide shareholders and potential investors with additional information regarding the Company’s liquidity and its ability to generate funds to finance its operations. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

•
Non-GAAP Cash Flow is a non-GAAP measure defined as cash from (used in) operating activities excluding net change in other assets and liabilities, and net change in non-cash working capital.
•
Non-GAAP Free Cash Flow is a non-GAAP measuredefined as Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures.
•
Non-GAAP Adjusted Earnings is a non-GAAP measure defined as net earnings (loss) excluding non-cash items that the Company’s management believes reduces the comparability of the Company's financial performance between periods. These items may include, but are not limited to, unrealized gains/losses on risk management, impairments, non-operating foreign exchange gains/losses, and gains/losses on divestitures. Income taxes includes adjustments to normalize the effect of income taxes calculated using the estimated annual effective income tax rate. In addition, valuation allowances and the effect of non-recurring discrete transactions are excluded in the calculation of income taxes.
•
Net Debt is defined as long-term debt, including the current portion, less cash and cash equivalents.
•
Adjusted EBITDA, Debt to EBITDA and Debt to Adjusted EBITDA (Leverage Target/Ratio) are non-GAAP measures. EBITDA is defined as trailing 12-month net earnings (loss) before income taxes, depreciation, depletion and amortization, and interest. Adjusted EBITDA is EBITDA adjusted for impairments, accretion of asset retirement obligation, unrealized gains/losses on risk management, foreign exchange gains/losses, gains/losses on divestitures and other gains/losses. Debt to EBITDA is calculated as long-term debt, including the current portion, divided by EBITDA. Debt to Adjusted EBITDA is calculated as long-term debt, including the current portion, divided by Adjusted EBITDA. Adjusted EBITDA, Debt to EBITDA and Debt to Adjusted EBITDA are non-GAAP measures monitored by management as indicators of the Company’s overall financial strength.

ADVISORY REGARDING OIL AND GAS INFORMATION – The conversion of natural gas volumes to barrels of oil equivalent (BOE) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation.

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ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company, including the first quarter and fiscal year 2026 guidance and expected free cash flow, the presence of recoverability of estimated reserves, the expectation of delivering sustainable durable returns to shareholders in future years, plans regarding share buybacks and debt reduction, plans to complete the Anadarko disposition, use of proceeds and the expected timing thereof, and timing and expectations regarding capital efficiencies and well completion and performance, are forward-looking statements. When used in this news release, the use of words and phrases including “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “focused on,” “forecast,” “guidance,” “intends,” “maintain,” “may,” “opportunities,” “outlook,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. Readers are cautioned against unduly relying on forward-looking statements which, are based on current expectations and by their nature, involve numerous assumptions that are subject to both known and unknown risks and uncertainties (many of which are beyond our control) that may cause such statements not to occur, or actual results to differ materially and/or adversely from those expressed or implied. These assumptions include, without limitation: future commodity prices and basis differentials; the Company's ability to successfully integrate the Montney assets; the Company’s ability to consummate any pending acquisition or divestment transactions (including the transactions described herein); the ability of the Company to access credit facilities and capital markets; the availability of attractive commodity or financial hedges and the enforceability of risk management programs; the Company's ability to capture and maintain gains in productivity and efficiency; the ability for the Company to generate cash returns and execute on its share buyback plan; expectations of plans, strategies and objectives of the Company, including anticipated production volumes and capital investment; the Company’s ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses; the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment, including tariffs between the United States and Canada; and projections made in light of, and generally consistent with, the Company's historical experience and its perception of historical industry trends; and the other assumptions contained herein.

Although the Company believes the expectations represented by its forward-looking statements are reasonable based on the information available to it as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct. All forward-looking statements contained in this news release are made as of the date of this news release and, except as required by law, the Company undertakes no obligation to update publicly, revise or keep current any forward-looking statements. The forward-looking statements contained or incorporated by reference in this news release, and all subsequent forward-looking statements attributable to the Company, whether written or oral, are expressly qualified by these cautionary statements.

The reader should carefully read the risk factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in other filings with the SEC or Canadian securities regulators, for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

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